Exhibit 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

To the Board of Directors
Occidental Petroleum Corporation:

We consent to the (i) the incorporation by reference into the registration statement on Form S-4 (the “Registration Statement”) of Occidental Petroleum Corporation (“Occidental”) of our letter dated February 6, 2019, relating to our review of the methods and procedures used by Occidental for estimating its oil and gas proved reserves, which is included in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2018, and (ii) all references to our firm in the Registration Statement and any amendments thereto, including under the heading “Experts” in the prospectus included the Registration Statement and any amendments thereto.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
July 31, 2019

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258